Roper Technologies Announces 2022 Financial Results
and Initiates 2023 Guidance

Sarasota, Florida, January 27, 2023 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the fourth quarter and full year ended December 31, 2022. Unless otherwise noted, the results and guidance in this press release are presented on a continuing operations basis.

Fourth Quarter 2022 Highlights

•Revenue increased 14% to $1.43 billion; organic revenue increased 7%
•GAAP DEPS increased 48% to $2.32; adjusted DEPS increased 17% to $3.92
•GAAP net earnings were $247 million
•Adjusted EBITDA was $592 million
•GAAP operating cash flow of $56 million included $419 million of tax payments associated with divestiture transactions; adjusted operating cash flow was $476 million

Full Year 2022 Highlights

•Revenue increased 11% to $5.37 billion; organic revenue increased 9%
•GAAP DEPS increased 22% to $9.23; adjusted DEPS increased 15% to $14.28
•GAAP net earnings were $986 million
•Adjusted EBITDA was $2.17 billion
•GAAP operating cash flow of $607 million included $954 million of tax payments associated with divestiture transactions; adjusted operating cash flow was $1.56 billion

“I am delighted with the team’s strategic and operational accomplishments achieved throughout 2022,” said Neil Hunn, Roper Technologies’ President and CEO. “During the year, we significantly improved the quality and reduced the cyclicality of our portfolio as we concluded our multi-year divestiture activities. Additionally, we deployed $4.3 billion toward acquisitions of high-quality vertical software businesses, highlighted by Frontline Education. Finally, our portfolio of niche-leading businesses drove 9% organic revenue growth, highlighted by double-digit software recurring revenue growth.”

2023 Outlook and Guidance

"Roper is entering 2023 with continued positive momentum. The enhanced quality of our portfolio, increased recurring revenue mix, and sustained demand for our mission critical software and product solutions serve as durable tailwinds for the enterprise. The combination of a strong organic growth outlook, contributions from our 2022 acquisitions, and significant M&A firepower positions us well for double-digit cash flow compounding," concluded Mr. Hunn.

Roper expects full year 2023 adjusted DEPS of $15.90 - $16.20 with first quarter adjusted DEPS of $3.80 - $3.84. The company expects full year organic revenue growth of +5 - 6%.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Legal Settlement

GAAP results include a pre-tax charge of $45 million ($0.33 per share after-tax) related to settlement of the Berall v. Verathon patent litigation matter. The case related to sales of certain Verathon products from 2004 through 2016.

Discontinued Operations

Roper has completed the divestitures of TransCore, Zetec, CIVCO Radiotherapy, and the majority stake in its industrial businesses, including its entire historical Process Technologies reportable segment (AMOT, CCC, Cornell, FTI, Metrix, PAC, Roper Pump, and Viatran) and the industrial businesses within its historical Measurement & Analytical Solutions reportable segment (Alpha, Dynisco, Hansen, Hardy, Logitech, Struers, Technolog, and Uson). The financial results for these businesses are reported as discontinued operations for all periods presented.

Minority Interest

Following the sale of a majority interest in our industrial businesses to CD&R, Roper now holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor will be updated on a quarterly basis and reported as other income (expense). Roper will make a non-GAAP adjustment for the changes in fair value and any tax items related to this investment beginning in the first quarter of 2023.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Friday, January 27, 2023. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294, using confirmation number 10174098. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 9222240.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q4 2021	Q4 2022		V %	FY 2021	FY 2022		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,257	$1,431		14%	$4,834	$5,372		11%
Purchase accounting adjustment to acquired deferred revenue	—	—			1	—
Adjusted Revenue	$1,257	$1,431		14%	$4,835	$5,372		11%

Components of Adjusted Revenue Growth
Organic				7%				9%
Acquisitions/Divestitures				8%				3%
Foreign Exchange				(2)%				(1)%
Total Adjusted Revenue Growth				14%				11%

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$167	$247			$805	$986
Taxes	37	61			227	296
Interest Expense	56	54			234	192
Depreciation	10	9			44	37
Amortization	143	174			572	613
EBITDA	$413	$546		32%	$1,882	$2,124		13%

Purchase accounting adjustment to acquired deferred revenue and commission expense	(1)	(1)	A		(5)	(5)	A
Transaction-related expenses for completed acquisitions	—	3	B		—	5	B
Legal settlement charge	—	45	C		—	45	C
Impairment related to merger of CliniSys and Sunquest	94	—			94	—
Gain on sale related to minority investment in Sedaru	—	—			(28)	—
Adjusted EBITDA	$506	$592		17%	$1,944	$2,170		12%
% of Adjusted Revenue	40.3%	41.4%		+110 bps	40.2%	40.4%		+20 bps

Table 2: Adjusted Cash Flow Reconciliation ($M) (From Continuing Operations)

	Q4 2021	Q4 2022	V %	FY 2021	FY 2022	V %
Operating Cash Flow	$513	$56		$1,656	$607
Taxes paid in period related to divestitures	—	419		—	954
Adjusted Operating Cash Flow	$513	$476	(7)%	$1,656	$1,560	(6)%

Table 3: Adjusted Diluted Earnings Per Share ("DEPS") Reconciliation (From Continuing Operations)

	Q4 2021	Q4 2022		V %	FY 2021	FY 2022		V %
GAAP DEPS	$1.57	$2.32		48%	$7.56	$9.23		22%
Purchase accounting adjustment to acquired deferred revenue and commission expense	(0.01)	(0.01)	A		(0.04)	(0.04)	A
Transaction-related expenses for completed acquisitions	—	0.02	B		—	0.04	B
Legal settlement charge	—	0.33	C		—	0.33	C
Amortization of acquisition-related intangible assets	1.04	1.26	D		4.19	4.44	D
Income tax restructuring expense associated with discontinued operations	0.06	—			0.17	0.27
Impairment related to merger of CliniSys and Sunquest	0.70	—			0.70	—
Gain on sale related to minority investment in Sedaru	—	—			(0.20)	—
Adjusted DEPS	$3.36	$3.92		17%	$12.39	$14.28		15%

Table 4: Forecasted Adjusted DEPS Reconciliation (From Continuing Operations)

	Q1 2023		FY 2023
	Low End	High End	Low End	High End
GAAP DEPS E	$2.55	$2.59	$10.92	$11.22
Amortization of acquisition-related intangible assets D	1.26	1.26	4.98	4.98
Financial impacts associated with the minority investment in Indicor	TBD	TBD	TBD	TBD
Adjusted DEPS	$3.80	$3.84	$15.90	$16.20

A.2022 actual results of acquisition-related fair value adjustments to commission expense related to the acquisition of Vertafore. These adjustments are taxed at 21%.

B.Transaction-related expenses for the Frontline and viGlobal acquisitions. This adjustment is taxed at 21%.
C.Related to settlement of the Berall v. Verathon patent litigation matter. This adjustment is taxed at 21%.

D.Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

	Q4 2021A	Q4 2022A	FY 2021A	FY 2022A	Q1 2023E	FY 2023E
Pretax	$141	$171	$565	$600	$170	$676
After-tax	$111	$135	$446	$474	$135	$534
Per share	$1.04	$1.26	$4.19	$4.44	$1.26	$4.98

E.Forecasted results do not include any potential impact associated with our minority investment in Indicor and will be adjusted out of all GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact Information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2022	December 31, 2021
ASSETS:

Cash and cash equivalents	$792.8	$351.5
Accounts receivable, net	724.5	687.6
Inventories, net	111.3	69.2
Income taxes receivable	61.0	16.8
Unbilled receivables	91.5	81.9
Other current assets	151.3	136.1
Current assets held for sale	—	1,078.0
Total current assets	1,932.4	2,421.1

Property, plant and equipment, net	85.3	82.7
Goodwill	15,946.1	13,476.3
Other intangible assets, net	8,030.7	6,509.1
Deferred taxes	55.9	50.0
Equity investment	535.0	—
Other assets	395.4	369.8
Assets held for sale	—	804.9

Total assets	$26,980.8	$23,713.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$122.6	$98.3
Accrued compensation	228.8	261.9
Deferred revenue	1,370.7	1,106.3
Other accrued liabilities	454.6	398.7
Income taxes payable	16.6	117.3
Current portion of long-term debt, net	699.2	799.2
Current liabilities held for sale	—	340.1
Total current liabilities	2,892.5	3,121.8

Long-term debt, net of current portion	5,962.5	7,122.6
Deferred taxes	1,676.8	1,466.2
Other liabilities	411.2	390.1
Liabilities held for sale	—	49.4
Total liabilities	10,943.0	12,150.1

Common stock	1.1	1.1
Additional paid-in capital	2,510.2	2,307.8
Retained earnings	13,730.7	9,455.6
Accumulated other comprehensive loss	(187.0)	(183.1)
Treasury stock	(17.2)	(17.6)
Total stockholders' equity	16,037.8	11,563.8

Total liabilities and stockholders' equity	$26,980.8	$23,713.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net revenues	$1,430.9	$1,256.6	$5,371.8	$4,833.8
Cost of sales	428.6	376.2	1,619.0	1,426.2
Gross profit	1,002.3	880.4	3,752.8	3,407.6

Selling, general and administrative expenses	589.8	525.5	2,228.3	2,072.0
Impairment of intangible assets	—	94.4	—	94.4
Income from operations	412.5	260.5	1,524.5	1,241.2

Interest expense, net	53.8	55.7	192.4	233.9
Other income (expense), net	(50.3)	(0.4)	(50.1)	24.6

Earnings before income taxes	308.4	204.4	1,282.0	1,031.9

Income taxes	61.1	37.3	296.4	226.6

Net earnings from continuing operations	247.3	167.1	985.6	805.3

Earnings from discontinued operations, net of tax	32.5	64.8	202.8	291.4
Gain on disposition of discontinued operations, net of tax	1,648.6	55.9	3,356.3	55.9
Net earnings from discontinued operations	1,681.1	120.7	3,559.1	347.3

Net earnings	$1,928.4	$287.8	$4,544.7	$1,152.6

Net earnings per share from continuing operations:
Basic	$2.33	$1.58	$9.31	$7.65
Diluted	$2.32	$1.57	$9.23	$7.56

Net earnings per share from discontinued operations:
Basic	$15.85	$1.15	$33.61	$3.30
Diluted	$15.74	$1.13	$33.32	$3.26

Net earnings per share:
Basic	$18.18	$2.73	$42.92	$10.95
Diluted	$18.06	$2.70	$42.55	$10.82

Weighted-average common shares outstanding:
Basic	106.1	105.5	105.9	105.3
Diluted	106.8	106.7	106.8	106.5

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Year ended December 31,
	2022		2021		2022		2021
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$739.8		$605.5		$2,639.5		$2,366.7
Network Software	350.5		322.5		1,378.5		1,223.8
Technology Enabled Products	340.6		328.6		1,353.8		1,243.3
Total	$1,430.9		$1,256.6		$5,371.8		$4,833.8

Gross profit:
Application Software	$509.8	68.9%	$419.9	69.3%	$1,816.3	68.8%	$1,642.9	69.4%
Network Software	297.7	84.9%	272.1	84.4%	1,165.6	84.6%	1,029.2	84.1%
Technology Enabled Products	194.8	57.2%	188.4	57.3%	770.9	56.9%	735.5	59.2%
Total	$1,002.3	70.0%	$880.4	70.1%	$3,752.8	69.9%	$3,407.6	70.5%

Operating profit*:
Application Software	$202.6	27.4%	$161.9	26.7%	$714.0	27.1%	$633.1	26.8%
Network Software	148.6	42.4%	133.5	41.4%	570.6	41.4%	476.8	39.0%
Technology Enabled Products	111.5	32.7%	103.6	31.5%	449.1	33.2%	415.6	33.4%
Total	$462.7	32.3%	$399.0	31.8%	$1,733.7	32.3%	$1,525.5	31.6%

*Segment operating profit is before unallocated corporate general and administrative expenses and non-cash impairment charges of intangible assets. Corporate general and administrative expenses were $50.2 and $44.1 for the three months ended December 31, 2022 and 2021, respectively, and $209.2 and $189.9 for the twelve months ended December 31, 2022 and 2021, respectively. Non-cash impairment charges were $94.4 for the three and twelve months ended December 31, 2021.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net earnings from continuing operations	$985.6	$805.3
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	37.3	44.0
Amortization of intangible assets	612.8	571.9
Amortization of deferred financing costs	11.8	13.5
Non-cash stock compensation	118.5	123.0
Impairment of intangible assets	—	94.4
Gain on disposal of assets, net of associated income tax	—	(21.6)
Income tax provision, excluding tax associated with gain on disposal of businesses and assets	296.4	221.1
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	2.5	(73.7)
Unbilled receivables	(11.1)	(16.4)
Inventories	(43.1)	(0.3)
Accounts payable	21.3	16.0
Other accrued liabilities	(7.6)	27.0
Deferred revenue	52.9	162.2
Cash tax paid for gain on disposal of businesses	(953.8)	—
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(498.9)	(273.9)
Other, net	(18.0)	(36.7)
Cash provided by operating activities from continuing operations	606.6	1,655.8
Cash provided by operating activities from discontinued operations	128.0	356.1
Cash provided by operating activities	734.6	2,011.9

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(4,280.1)	(217.0)
Capital expenditures	(40.1)	(28.5)
Capitalized software expenditures	(30.2)	(29.7)
Proceeds from sale of assets	—	27.1
Other, net	(1.4)	(1.1)
Cash used in investing activities from continuing operations	(4,351.8)	(249.2)
Proceeds from disposition of discontinued operations	5,561.8	115.6
Cash used in investing activities from discontinued operations	(0.5)	(9.3)
Cash provided by (used in) investing activities	1,209.5	(142.9)

(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)

	Year ended December 31,
	2022	2021
Cash flows from (used in) financing activities:
Payment of senior notes	(800.0)	(500.0)
Payments under revolving line of credit, net	(470.0)	(1,150.0)
Debt issuance costs	(3.9)	—
Cash dividends to stockholders	(262.3)	(236.4)
Treasury stock sales	14.3	15.1
Proceeds from stock based compensation, net	68.2	64.3
Other, net	(0.2)	(0.1)
Cash used in financing activities from continuing operations	(1,453.9)	(1,807.1)
Cash used in financing activities from discontinued operations	(11.4)	(6.4)
Cash used in financing activities	(1,465.3)	(1,813.5)

Effect of exchange rate changes on cash	(37.5)	(12.3)

Net increase in cash and cash equivalents	441.3	43.2

Cash and cash equivalents, beginning of year	351.5	308.3

Cash and cash equivalents, end of year	$792.8	$351.5